UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2015 (September 25, 2015)

WEX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	207-773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

Amendment of Officers Severance Plan
On September 25, 2015, the Board of Directors (the “Board”) of WEX Inc. (the “Company”) approved the adoption of the amended and restated 2015 WEX Inc. Severance Pay Plan for Officers (the "Plan"), which amends and restates the Company’s 2008 Wright Express Corporation Severance Pay Plan for Officers. The Plan provides for the payment of severance and other benefits to eligible Company Officers who suffer a loss of employment under the terms and conditions set forth in the Plan.
The Plan was revised to make the following updates:

•	Article I – Clarification on the Plan’s application to WEX and its U.S. subsidiaries and affiliates.

•	Article II, Section (d) – Updating list of entities to which the Plan applies.

•	Article II, Section (f) – Clarifying that officer titles to be internal designations and creating a defined term for Officer based on the identified roles.

•	Article III, Section (A)(a) and Section (B) – Clarifying that a “comparable position” can be either with the Company or certain third-party entities.
The foregoing descriptions of the Plan and the amendments are summary in nature, and subject to, and qualified in their entirety by, the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Exhibit No.	Description

10.1*	WEX Inc. Severance Pay Plan for Officers (Amended and Restated on September 25, 2015)

*	Indicates that exhibit is filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date: October 1, 2015	By:	/s/ Steven A. Elder
Steven A. Elder
Senior Vice President and Chief Financial Officer (principal financial and principal accounting officer)

WEX INC.
CURRENT REPORT ON FORM 8-K
Report Dated October 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1*	WEX Inc. Severance Pay Plan for Officers (Amended and Restated on September 25, 2015)

*	Indicates that exhibit is filed with this report.